As filed with the Securities and Exchange Commission on May 26, 2022

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FORRESTER RESEARCH, INC.

(Exact name of registrant as specified in its charter)

Delaware	04-2797789
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

60 Acorn Park Drive

Cambridge, Massachusetts 02140

(617) 613-6000

(Address of Principal Executive Offices) (Zip Code)

Third Amended and Restated Employee Stock Purchase Plan

(Full title of the plan)

RYAN DARRAH, ESQ.

Chief Legal Officer and Secretary

Forrester Research, Inc.

60 Acorn Park Drive

Cambridge, Massachusetts 02140

(Name and address of agent for service)

(617) 613-6000

(Telephone number, including area code, of agent for service)

Copy to:

JOHN R. PITFIELD, ESQ.

Choate, Hall & Stewart LLP

Two International Place

Boston, MA 02110

(617) 248-5000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

REGISTRATION OF ADDITIONAL SECURITIES

AND

INCORPORATION OF EARLIER REGISTRATION STATEMENT BY REFERENCE

This Registration Statement has been filed pursuant to General Instruction E on Form S-8, to register 600,000 additional shares of common stock to be offered pursuant to the Third Amended and Restated Employee Stock Purchase Plan (the “Plan”) of Forrester Research, Inc. (the “Company”). A registration statement on Form S-8 (No. 333-16905), filed with the Commission on November 27, 1996 to register 400,000 shares of common stock offered pursuant to the Plan, a registration statement on Form S-8 (No.  333-99749), filed with the Commission on September 18, 2002 to register an additional 500,000 shares of common stock offered pursuant to the Plan, a registration statement on Form S-8 (No. 333-159563 ), filed with the Commission on May  29, 2009 to register an additional 600,000 shares of common stock offered pursuant to the Plan, and a registration statement on Form S-8 (No. 333-225817), filed with the Commission on June 22, 2018 to register an additional 400,000 shares of common stock offered pursuant to the Plan are currently effective and are hereby incorporated herein by reference, and the shares of common stock registered hereunder are in addition to the shares of common stock registered on such registration statements. An amendment to the Plan to increase the reserved and authorized number of shares under the Plan by 600,000 was authorized by the Company’s Board of Directors on March 22, 2022 and such amendment was approved by the Company’s stockholders on May 10, 2022.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 8. EXHIBITS

Exhibit No.	Description of Exhibit

Exhibit 4.1	Specimen certificate representing the Common Stock of Forrester (see Exhibit 4 to Registration Statement on Form S-1/A filed November 5, 1996).

Exhibit 4.2	Restated Certificate of Incorporation of Forrester (see Exhibit 3.1 to Registration Statement on Form S-1/A filed November 5, 1996).

Exhibit 4.3	Certificate of Amendment of Certificate of Incorporation of Forrester (see Exhibit 3.1 to Annual Report on Form 10-K for the year ended December 31, 1999).

Exhibit 4.4	Certificate of Amendment to Restated Certificate of Incorporation of Forrester

Exhibit 4.5	Amended and Restated By-Laws of Forrester

Exhibit 4.6	Third Amended and Restated Employee Stock Purchase Plan

Exhibit 5.1	Opinion of Choate, Hall & Stewart LLP.

Exhibit 23.1	Consent of PricewaterhouseCoopers LLP.

Exhibit 23.2	Consent of Choate, Hall & Stewart LLP (included in Exhibit 5.1).

Exhibit 24.1	Power of Attorney (included as part of the signature page to this Registration Statement).

Exhibit 107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing a Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts on May 25, 2022.

FORRESTER RESEARCH, INC.

By:	/s/ George F. Colony
George F. Colony
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints George F. Colony, L. Christian Finn and Ryan Darrah, jointly and severally, his or her true and lawful attorneys-in-fact and agents with full powers of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all supplements, amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on the dates indicated by the following persons in the capacities indicated.

Signature	Capacity In Which Signed	Date

/s/ George F. Colony George F. Colony	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 25, 2022

/s/ L. Christian Finn L. Christian Finn	Chief Financial Officer (Principal Financial Officer)	May 26, 2022

/s/ Scott R. Chouinard Scott R. Chouinard	Chief Accounting Officer and Treasurer (Principal Accounting Officer)	May 25, 2022

/s/ Jean M. Birch Jean M. Birch	Member of the Board of Directors	May 25, 2022

/s/ David Boyce David Boyce	Member of the Board of Directors	May 26, 2022

/s/ Neil Bradford Neil Bradford	Member of the Board of Directors	May 25, 2022

/s/ Anthony Friscia Anthony Friscia	Member of the Board of Directors	May 25, 2022

/s/ Robert M. Galford Robert M. Galford	Member of the Board of Directors	May 25, 2022

/s/ Warren Romine Warren Romine	Member of the Board of Directors	May 25, 2022

/s/ Gretchen Teichgraeber Gretchen Teichgraeber	Member of the Board of Directors	May 26, 2022

/s/ Yvonne Wassenaar Yvonne Wassenaar	Member of the Board of Directors	May 25, 2022